EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2012, relating to the financial statements of Boingo Wireless, Inc., which appears in Boingo Wireless, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

May 4, 2012